Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Ventas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)
Newly Registered Securities
Fees to be Paid	Equity	Common Stock of Ventas, Inc.	457(o) and 457(r)	—	—	$1,000,000,000	$147.60 per $1,000,000	$147,600
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	—		N/A
			Total Offering Amounts			$1,000,000,000		$147,600
			Total Fees Previously Paid					N/A
			Total Fee Offsets					$82,465.92
			Net Fee Due					$65,134.08

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Ventas, Inc.	S-3ASR	333-253415	February 23, 2021		$82,465.92 (2)	Equity	Common Stock of Ventas, Inc.	$889,600,000	$889,600,000
Fee Offset Sources	Ventas, Inc.	424B5	333-253415		November 8, 2021						$92,700

(1)	This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Registration Statement of Ventas, Inc. (the “Registrant”) on Form S-3ASR (File No. 333-277185) filed on February 20, 2024 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)	On November 8, 2021, in connection with an “at-the-market” offering, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, which registered a proposed maximum aggregate offering price of $1,000,000,000 of shares of Common Stock, $0.25 par value per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3ASR (File No. 333-253415) filed with the SEC on February 23, 2021 (the “Prior Registration Statement”). The Prior Registration Statement was not fully used, resulting in an unsold aggregate offering amount of $889,600,000. This unused amount represents approximately 88.96% of the $92,700 of the registration fees on the Prior Registration Statement and results in an available fee offset of $82,465.92. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.